                              (PIONEER LETTERHEAD)

                                  PRESS RELEASE

                         PIONEER ANNOUNCES 2002 RESULTS

         Houston, Texas (March 31, 2003) - Pioneer Companies, Inc. [OTC: PONR] today reported that for the year ended December 31, 2002, it had a net loss of $4.8 million, or $0.48 per share, on revenues of $316.9 million. Results include the effect of an estimated benefit of $12.9 million from matured derivatives, a mark-to-market gain of $23.6 million from the change in fair value of outstanding derivatives, and $21.4 million of assets impairment and other charges.

         Pioneer's 2002 financial position and operating results reflect the effect of the Company's plan of reorganization, which was effective on December 31, 2001, and the application of the principles of fresh start accounting, and accordingly, financial information for 2002 is not comparable to the historical financial information before December 31, 2001.

         In 2002, revenues decreased $66.6 million as compared to 2001 primarily due to lower chlorine sales prices in the first half of 2002. The average ECU netback in 2002 was $270 compared to $336 in 2001. Cost of sales - products, which excludes derivative transactions, decreased $51.9 million as a result of the idling of the Tacoma plant in March 2002, lower depreciation expense due to the revaluation of property, plant and equipment pursuant to fresh start accounting, and cost savings from organizational restructuring and other cost reduction initiatives.

         Asset impairment and other charges in 2002 included an impairment charge of $16.9 million in the fourth quarter related to the idled Tacoma chlor-alkali facility and other charges of $4.5 million primarily comprised of severance and shut-down costs.



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         Pioneer reported interest expense, net of $18.9 million in 2002 as compared to $36.0 million in 2001, primarily because less debt was outstanding as a result of the implementation of the plan of reorganization.

         Revenue for the fourth quarter of 2002 was $84.3 million as compared to $85.5 million for the same period in 2001. The average ECU netback in the 2002 period was $317 compared to $292 in the 2001 period. Net loss was $11.2 million, or $1.12 per share, in the fourth quarter of 2002.

         Fourth quarter cost of sales, excluding derivative transactions, decreased $8.8 million as the result of the restructuring and fresh start accounting matters discuss above. The estimated net gain from matured derivatives resulted in a benefit to fourth quarter cost of sales of $2.2 million in 2002.

         Fourth quarter interest expense was $4.8 million and $0.5 million in 2002 and 2001, respectively. Interest expense in 2001 was primarily comprised of interest on borrowings from a $50 million debtor-in-possession facility, which was subsequently replaced in the first quarter of 2002, and excluded interest on certain pre-petition debt that was not repaid as the result of the July 2001 bankruptcy filing.

         At December 31, 2002, Pioneer had liquidity of $14.2 million, which included cash of $2.8 million and available borrowings under Pioneer's revolving credit facility of $11.4 million, net of letters of credit outstanding as of such date.

          On March 3, 2003 all of the conditions of a settlement were satisfied whereby Pioneer and the Colorado River Commission reached agreement with respect to a dispute regarding derivative positions relating to the power needs of Pioneer's chlor-alkali plant in Henderson, Nevada. As a result of the settlement, which is effective as of January 1, 2003, Pioneer has been released from all claims for liability with respect to electricity derivatives positions, and all litigation between Pioneer and CRC has been dismissed.

         Michael Y. McGovern, Pioneer's President and Chief Executive Officer, stated, "We are also pleased that ECU prices are increasing," he continued. "While a portion of the increase is driven by higher energy prices, a reduction in industry capacity and improving demand from some industry sectors has also affected the market. Assuming this trend continues, we believe that Pioneer will see improved results in 2003, given our settlement with CRC and the improved price outlook for our products. "



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         Pioneer, based in Houston, manufactures chlorine, caustic soda, bleach, hydrochloric acid and related products used in a variety of applications, including water treatment, plastics, pulp and paper, detergents, agricultural chemicals, pharmaceuticals and medical disinfectants. The Company owns and operates four chlor-alkali plants and several downstream manufacturing facilities in North America.

         The Company has filed its annual report on Form 10-K for the year ended December 31, 2002 and has posted it to its Internet web site, so it is readily accessible. Other information and press releases of Pioneer Companies, Inc. can also be obtained from its Internet web site at www.piona.com. The Company does not intend to conduct an earnings teleconference.

         Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements relate to matters that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, Pioneer's high financial leverage, global political and economic conditions, the demand and prices for Pioneer's products, Pioneer and industry production volumes, competitive prices, the cyclical nature of the markets for many of Pioneer's products and raw materials, the effect of Pioneer's results of operations on its debt agreements, and other risks and uncertainties described in Pioneer's filings with the Securities and Exchange Commission. Actual outcomes may vary materially from those indicated by the forward-looking statements.

Contact: Gary Pittman (713) 570-3200


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                             PIONEER COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)

                                                         THREE MONTHS ENDED                YEAR ENDED
                                                            DECEMBER 31,                   DECEMBER 31,
                                                     --------------------------    --------------------------
                                                      SUCCESSOR     PREDECESSOR     SUCCESSOR     PREDECESSOR
                                                       COMPANY        COMPANY        COMPANY        COMPANY
                                                         2002           2001           2002          2001
                                                     -----------    -----------    -----------    -----------
Revenues                                             $    84,291    $    85,534    $   316,910    $   383,482
Cost of sales - product                                  (77,924)       (86,730)      (297,157)      (349,061)
Cost of sales - derivatives                                2,194          9,335         12,877         10,725
                                                     -----------    -----------    -----------    -----------
Total cost of sales                                      (75,730)        77,395       (284,280)      (338,336)
                                                     -----------    -----------    -----------    -----------
Gross profit                                               8,561          8,139         32,630         45,146
Selling, general and administrative
  Expenses                                                (6,293)       (11,065)       (23,121)       (41,526)
Change in fair value of derivatives                       10,300        (17,697)        23,566       (110,837)
Asset impairment and other charges                       (17,065)        (3,718)       (21,409)       (12,938)
                                                     -----------    -----------    -----------    -----------
Operating income (loss)                                   (4,497)       (24,341)        11,666       (120,155)
Interest expense, net                                     (4,821)          (527)       (18,891)       (36,010)
Reorganization items                                          --         (4,602)            --         (6,499)
Fresh start adjustments                                       --       (106,919)            --       (106,919)
Other income, net                                             98            (70)         1,687          1,169
                                                     -----------    -----------    -----------    -----------
Loss before income taxes and
  extraordinary item                                      (9,220)      (136,459)        (5,538)      (268,414)
Income tax (expense) benefit                              (2,018)         1,864            781         (3,123)
                                                     -----------    -----------    -----------    -----------
Net loss before extraordinary item                       (11,238)      (134,595)        (4,757)      (271,537)
Extraordinary item, net of tax                                --        414,312             --        414,312
                                                     -----------    -----------    -----------    -----------
Net income (loss)                                    $   (11,238)   $   279,717    $    (4,757)   $   142,775
                                                     ===========    ===========    ===========    ===========

Income (loss) per share - basic and diluted:
  Net loss before extraordinary item                 $     (1.12)   $    (24.24)   $     (0.48)   $    (23.53)
  Extraordinary item                                          --          35.91             --          35.91
                                                     -----------    -----------    -----------    -----------
  Net income (loss)                                  $     (1.12)   $     11.67    $     (0.48)   $     12.38
                                                     ===========    ===========    ===========    ===========

Weighted average number of shares outstanding:
  Basic and diluted                                       10,000         11,538         10,000         11,538



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                             PIONEER COMPANIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)

                                                                       YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                         SUCCESSOR COMPANY
                                                                        2002           2001
                                                                    ------------   ------------
Assets
    Current assets, excluding derivative asset                      $     62,862   $     70,729
    Current derivative asset                                              17,834        178,028
    Property, plant and equipment, net                                   242,269        274,650
    Other assets                                                          25,755         11,816
    Non-current derivative asset                                          41,362         87,625
    Excess reorganization value over the fair value of
        identifiable assets                                               84,064         84,064
                                                                    ------------   ------------
    Total assets                                                    $    474,146   $    706,912
                                                                    ============   ============

Liabilities and Stockholders' Equity
    Current liabilities, excluding derivative liability             $     59,466   $     62,055
    Current derivative liability                                          37,614        168,865
    Long-term debt, less current maturities                              207,463        208,701
    Non-current derivative liability                                     108,852        207,625
    Other liabilities                                                     59,499         49,139
    Stockholders' equity                                                   1,252         10,527
                                                                    ------------   ------------
    Total liabilities and stockholders' equity                      $    474,146   $    706,912
                                                                    ============   ============



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                             PIONEER COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                         YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------
                                                                      SUCCESSOR          PREDECESSOR
                                                                       COMPANY             COMPANY
                                                                         2002               2001
                                                                    ---------------    ---------------
Operating activities:
  Net income (loss)                                                 $        (4,757)   $       142,775
  Adjustments to reconcile net income (loss) to net
     cash flows from operating activities:
     Fresh start adjustments                                                     --            106,919
     Extraordinary item, net                                                     --           (414,312)
     Depreciation and amortization                                           24,926             46,810
     Provision for (recovery of) loss on accounts
       Receivable                                                              (848)             2,848
     Deferred tax expense (benefit)                                            (781)             3,071
     Change in fair value of derivatives                                    (23,566)           110,837
     Asset impairment                                                        16,941              3,881
     Gain on disposal of assets                                              (1,034)               (29)
     Foreign exchange (gain) loss                                               (92)              (663)
     Net effect of changes in operating assets and
       Liabilities                                                          (10,539)            30,769
                                                                    ---------------    ---------------
          Net cash flows from operating activities                              250             32,906
                                                                    ---------------    ---------------
Investing activities:
  Capital expenditures                                                      (10,615)           (13,112)
  Proceeds from disposal of assets                                            2,047                233
                                                                    ---------------    ---------------
          Net cash flows from investing activities                           (8,568)           (12,879)
                                                                    ---------------    ---------------
Financing activities:
  Debtor-in-possession credit facility, net                                  (6,663)             6,663
  Revolving credit borrowings, net                                           14,704            (27,581)
  Repayments on long-term debt                                               (1,649)              (571)
                                                                    ---------------    ---------------
          Net cash flows from financing activities                            6,392            (21,489)
                                                                    ---------------    ---------------
Effect of exchange rate changes on cash and
  cash equivalents                                                            1,091               (849)
                                                                    ---------------    ---------------
Net increase (decrease) in cash and cash equivalents                           (835)            (2,311)
                                                                    ---------------    ---------------
Cash and cash equivalents at beginning of period                              3,624              5,935
                                                                    ---------------    ---------------
Cash and cash equivalents at end of period                          $         2,789    $         3,624
                                                                    ===============    ===============